Consent of Independent Registered Public Accounting Firm

The Board of Directors
Arrow Financial Corporation:

We consent to the incorporation by reference in the registration statement (No. 333‑219822 and No. 333-230360) on Form S‑3 and (No. 333‑151550, No. 333‑188479 and No. 333‑188480) on Form S‑8 of Arrow Financial Corporation and subsidiaries of our reports dated February 28, 2020, with respect to the consolidated balance sheets of Arrow Financial Corporation and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three‑year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Arrow Financial Corporation and subsidiaries.

/s/ KPMG LLP

Albany, New York
February 28, 2020